AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, a Delaware limited liability company and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios of the JNL Series Trust.

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Advisor a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

     WHEREAS, in order to effectuate a fee reduction for the JNL/PIMCO Total Return Bond Fund, Schedule B must be amended.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated October 1, 2009, attached hereto.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to add Section 21 to the Agreement as follows:

     21. SERVICES OF THE SUB-ADVISER. Notwithstanding any other provision to the contrary, the Sub-Adviser shall have no obligation to perform the following services or to have employees of the Sub-Adviser perform the following roles, as applicable: (a) shareholder services or support functions such as responding to shareholders' questions about the Fund or its investments or strategies; (b) providing employees of the Sub-Adviser to serve as officers of the Trust; or (c) providing employees of the Sub-Adviser to serve as the Trust's Chief Compliance Officer and associated staff.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 1st day of October, 2009.


JACKSON NATIONAL ASSET                     PACIFIC INVESTMENT
MANAGEMENT, LLC                            MANAGEMENT COMPANY LLC

By:    /s/ Mark D. Nerud                   By:     /s/ Brent L. Holden
Name:  MARK D. NERUD                       Name:   Brent L. Holden
Title: PRESIDENT                           Title:  Managing Director

                                   SCHEDULE B
                              DATED OCTOBER 1, 2009
                                 (Compensation)

  ----------------------------------------------------------------------------
                           JNL/PIMCO REAL RETURN FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------
  $0 - $1 billion:                                                .25%
  ------------------------------------------------------- --------------------
  Amounts over $1 billion:                                        .20%
  ------------------------------------------------------- --------------------


  ----------------------------------------------------------------------------
                       JNL/PIMCO TOTAL RETURN BOND FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------
  Amounts over $0:                                                .25%*
  ------------------------------------------------------- --------------------

  * When aggregate net assets of JNL/PIMCO Real Return Fund and JNL/PIMCO Total Return Bond Fund fall below $3 billion, the annual rate asterisked is applicable to all the amounts in the JNL/PIMCO Total Return Bond Fund.


  ----------------------------------------------------------------------------
                       JNL/PIMCO TOTAL RETURN BOND FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------
  $0 - $1 billion:                                                .25%
  ------------------------------------------------------- --------------------
  Amounts over $1 billion:                                       .225%**
  ------------------------------------------------------- --------------------

  ** When aggregate net assets of JNL/PIMCO Real Return Fund and JNL/PIMCO Total Return Bond Fund equal or exceed $3 billion, the annual rate asterisked is applicable to amounts over $1 billion in the JNL/PIMCO Total Return Bond Fund.